                                                                   Exhibit 11.1

                                  REXEL, INC.
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (000's Omitted, Except Per Share Amounts)



                                      SIX MONTHS ENDED   THREE MONTHS ENDED
                                           JUNE 30              JUNE 30
                                      ----------------   ------------------
                                       1995     1994       1995      1994
                                      ----------------   ------------------

Income Applicable To Primary
 Common And Common Equivalent
 Shares
   Income From Continuing
     Operations                        $9,172    $4,575    $4,942    $2,842
   Discontinued Operations                  -       607         -       375
                                      -------   -------   -------   -------
   Net Income                          $9,172    $5,182    $4,942    $3,217
                                      =======   =======   =======   =======

Income Applicable To Fully
 Diluted Common And Common
 Equivalent Shares
   Income From Continuing
     Operations                        $9,172    $4,575    $4,942    $2,842
   Interest Reduction, Net
     of Taxes, Upon Conversion
     Of Convertible Subordinated
     Debentures                           980       980       490       490
                                      -------   -------   -------   -------
   Income From Continuing Operations   10,152     5,555     5,432     3,332
   Discontinued Operations                  -       607         -       375
                                      -------   -------   -------   -------
   Net Income                         $10,152    $6,162    $5,432    $3,707
                                      =======   =======   =======   =======

Primary Shares:
 Weighted Average Number Of
   Common Shares And Common
   Share Equivalents Outstanding
   During The Period:
     Common (Net Of Treasury Shares)   24,114    23,275    24,114    24,439
       Options                            136        40       234         1
                                      -------   -------   -------   -------
       Total                           24,250    23,315    24,348    24,440
                                      =======   =======   =======   =======


                                                                   Exhibit 11.1
                                                                    (continued)



                                      SIX MONTHS ENDED   THREE MONTHS ENDED
                                           JUNE 30              JUNE 30
                                      ----------------   ------------------
                                       1995     1994       1995      1994
                                      ----------------   ------------------

Fully Diluted Shares:
 Weighted Average Number Of
   Common Shares And Common
   Share Equivalents Outstanding
   During The Period:
     Common (Net Of Treasury
       Shares)                         24,114    23,275    24,114    24,439
     Options                              136        40       233         1
     Conversion Of Subordinated
       Debentures                       5,225     5,225     5,225     5,225
                                      -------   -------   -------   -------
     Total                             29,475    28,540    29,572    29,665
                                      =======   =======   =======   =======

Primary
 Income From Continuing Operations      $0.38    $0.20     $0.20     $0.12
 Discontinued Operations                 -        0.02      -         0.01
                                      -------   -------   -------   -------
 Net Income                             $0.38    $0.22     $0.20     $0.13
                                      =======   =======   =======   =======


Fully Diluted
 Income From Continuing Operations      $0.34    $0.20     $0.18     $0.12
 Discounted Operations                   -        0.02      -         0.01
                                      -------   -------   -------   -------
 Net Income                             $0.34    $0.22     $0.18     $0.13
                                      =======   =======   =======   =======
